                                                                    Exhibit 10.5

                                    RESTATED


                      R & D COLLABORATION/LICENSE AGREEMENT


                                     BETWEEN


                                ICOS CORPORATION


                                      AND


                              ABBOTT LABORATORIES


                          Restated as of May 31, 2000

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                    CONTENTS

     1.   Definitions                                               2
     2.   Collaboration                                             8
     3.   Transition - Extracellular Field                          9
     4.   Licenses                                                 10
     5.   Commercialization                                        11
     6.   Royalty [ * ] Payments                                   11
     7.   Confidentiality; Publicity; Publications                 12
     8.   Patent Prosecution                                       14
     9.   Patent Enforcement                                       16
     10.  Patent Infringement..................                    17
     11.  Representation and Warranties........                    18
     12.  Indemnification; Insurance...........                    20
     13.  Dispute Resolution...................                    22
     14.  Term; Termination....................                    24
     15.  Supply of Compounds by Abbott to ICOS                    25
     16.  Miscellaneous........................                    27

Exhibits

     Exhibit A...   -   Product Patent Rights
     Exhibit B...   -   Abbott Program Activities
     Exhibit C...   -   Transfer of Information and Materials by Abbott

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                    RESTATED


                      R & D COLLABORATION/LICENSE AGREEMENT


     This Restated Agreement is entered into as of may 31, 2000 by and between ICOS Corporation, a Delaware corporation ("ICOS"), and Abbott Laboratories, an Illinois corporation ("Abbott").

                                    RECITALS

     A. ICOS and Abbott entered into an R & D Collaboration/License Agreement as of April 1, 1995, which was amended by a First Amendment entered into as of June 27, 1997 (together, the "Original Agreement").

     B. The Research Term for the Research Program ended April 1, 1999, including the funding provided by Abbott to ICOS pursuant to Section 2.2 of the Original Agreement. Abbott continued research and development after the Research Term in the Extracellular Field.

     C. ICOS desires to receive, and Abbott desires to grant to ICOS, [ * ] license to all of work and rights with respect to the Extracellular Field and the class of compounds that have been the subject of Abbott's continued research and development.

     D. The parties desire to grant [ * ] licenses to each other with respect to the Intracellular Field.

     E. Abbott has provided to ICOS [ * ] as required by Section 15 of the Original Agreement.

     F. The parties desire to amend and restate the Original Agreement, upon the terms and conditions set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree to amend and restate the entire Original Agreement as follows:

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

1.   Definitions

     As used in this Agreement:

     1.1  "Abbott Product Know How" means all proprietary rights, other than the
           -----------------------
Abbott Product Patent Rights, that Abbott or its Related Parties own or control as of the Effective Date or during the Research Term or Abbott Program Term that cover the composition, use or method of making Research Compounds for Excluded Products, Extracellular Products or Intracellular Products, except those proprietary rights that became owned or controlled during the Abbott Program Term (but not before) with respect to Intracellular Products. Such proprietary rights may include:

          (a) trade secrets, inventions, medical uses and computer software;

          (b) manufacturing information, specifications, processes and techniques;

          (c) data, including, without limitation, chemical data, clinical data, toxicological and pharmaceutical data, in vivo and in vitro study data and other
                                       -------     --------
information relating to the safety or efficacy of Research Compounds; and

          (d) other information relating to Research Compounds or to formulations, methods of administration or delivery systems involving Research Compounds.

     1.2  "Abbott Product Patent Rights" means the rights of Abbott and its
           ----------------------------
Related Parties in all patents, inventors' certificates and applications therefor (including, but not limited to, Joint Patent Rights) [ * ], including any renewal, division, continuation or continuation-in-part of any such applications and any patents issuing thereon, and any reissues, extensions, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any such patents, that Abbott or its Related Parties own or control as of the Effective Date or hereafter (with respect to entities becoming Related Parties after the date hereof, only rights that such Related Parties may license to others immediately prior to becoming Related Parties or that such Related Parties acquire after becoming Related Parties), to the extent that such patents, inventors' certificates and applications cover the composition, use or method of making Research Compounds for Excluded Products, Extracellular Products or Intracellular Products and arose or resulted from work done prior to or during the Research Term, whether or not in the Research Program, or with respect to

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Extracellular Products or Excluded Products, during the Abbott Program Term, whether or not in the Abbott Program.

     1.3  "Abbott Program" means the program conducted by Abbott or any of its
           --------------
Related Parties to discover or develop small molecules in the Extracellular Field, as further described in Section 2 and 3.

     1.4  "Abbott Program Term" means the term of the Abbott Program from April
           -------------------
1, 1999 to March 31, 2000.

     1.5  "Abbott Technology" means the Abbott Product Know How and Abbott
           -----------------
Product Patent Rights.

     1.6  "Affiliate" means, with respect to a party, any other business entity
           ---------
which directly or indirectly controls, is controlled by, or is under common control with, the party. The direct or indirect ownership of at [ * ] or, if smaller, the maximum allowed by applicable law, of the voting securities of a business entity or of an interest in the assets, profits or earnings of a business entity shall be deemed to constitute control of the business entity.

     1.7  "Commercial Launch" means the time after Regulatory Approval of a
           -----------------
Product in a given country when the Product is first sold to an independent third party in such country.

     1.8  "Confidential Information" means the information, data and materials
           ------------------------
described in Section 7.1.

     1.9  "Effective Date" means April 1, 1995.
           --------------

     1.10  "Excluded Field" means [ * ].
            --------------

     1.11  "Excluded Product" means, any commercial product in final dosage or
            ----------------
unit form containing a Research Compound, the primary biochemical or physiologic activity of the Research Compound in such product being in the Excluded Field.

     1.12  "Extracellular Field" means [ * ].
            -------------------

     1.13  "Extracellular Product" means any commercial product in final dosage
            ---------------------
or unit form containing a Research Compound, the primary biochemical or physiologic activity of the Research Compound in such product being in the

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Extracellular Field or any other commercial products containing a compound from the class of compounds covered by any claims in any patent applications or patents included in the Link Patent Rights.

     1.14  "FDA" means the United States Food and Drug Administration or any
            ---
successor entity thereto.

     1.15  "ICAM" means an intercellular adhesion molecule.
            ----

     1.16  "ICOS Product Know How" means all proprietary rights, other than the
            ---------------------
ICOS Product Patent Rights, that ICOS or its Related Parties own or control as of the Effective Date or during the Research Term that cover the composition, use or method of making Research Compounds for Extracellular Products or Intracellular Products. Such proprietary rights may include:

          (a) trade secrets, inventions, medical uses and computer software;

          (b) manufacturing information, specifications, processes and techniques;

          (c) data, including, without limitation, chemical data, clinical data, toxicological and pharmaceutical data, in vivo and in vitro study data and other
                                       -------     --------
information relating to the safety or efficacy of Research Compounds; and

          (d) other information relating to Research Compounds or to formulations, methods of administration or delivery systems involving Research Compounds.

     1.17  "ICOS Product Patent Rights" means the rights of ICOS and its Related
            --------------------------
Parties in all patents, inventors' certificates and applications therefor (including, but not limited to, Joint Patent Rights) throughout the world, including any renewal, division, continuation or continuation-in-part of any such applications and any patents issuing thereon, and any reissues, extensions, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any such patents, that ICOS or its Related Parties own or control as of the date hereof or hereafter (with respect to entities becoming Related Parties after the date hereof, only rights that such Related Parties may license to others immediately prior to becoming Related Parties or that such Related Parties acquire after becoming Related Parties), to the extent that such patents, inventors' certificates and applications cover the composition, use or method of making Research Compounds for Extracellular Products or Intracellular

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Products and arose or resulted from work done prior to or during the Research Term, whether or not in the Research Program.

     1.18  "ICOS Technology" means the ICOS Product Know How and ICOS Product
            ---------------
Patent Rights.

     1.19  "Intracellular Field" means [ * ].
            -------------------

     1.20  "Intracellular Product" means any commercial product in final dosage
            ---------------------
or unit form containing a Research Compound, the primary biochemical or physiologic activity of the Research Compound in such product being in the Intracellular Field.

     1.21  "Joint Patent Rights" means all patents, inventors' certificates and
            -------------------
applications therefor throughout the world, including any renewal, division, continuation or continuation-in-part of any such applications and any patents issuing thereon, and any reissues, extensions, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any such patents, to the extent that such patents, inventors' certificates and applications (a) cover a Research Compound or (b) arose or resulted from inventive work in the Research Program by one or more employees from both parties (or their Related Parties), whether or not relating to the Extracellular Field or Intracellular Field, and as to which the employees would be inventors under the patent laws of the United States. Pursuant to Section 8.2, the parties have [ * ] in Joint Patent Rights.

     1.22  "Link Patent Rights" means the U.S. patent applications set forth in
            ------------------
items 2(a) and (b) of Exhibit A attached hereto, and any foreign counterparts throughout the world, including any renewal, division, continuation or continuation-in-part of any such applications and any patents issuing thereon, and any reissues, extensions, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any such patents.

     1.23  "Major European Country" means [ * ].
            ----------------------

     1.24  "Major Market Country" means [ * ].
            --------------------

     1.25  "NDA Approval" means approval of an NDA Filing to sell a Product in
            ------------
the United States.

     1.26  "NDA Filing" means a completed new drug application filed with the
            ----------
FDA.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.27  "Net Sales" means:
            ---------

          (a) With respect to an Extracellular Product containing a Research Compound as its sole, independently active pharmaceutical ingredient, the gross amount invoiced for the sale or other disposition of such Extracellular Product by a party, its Affiliates and its sublicensees to unrelated third parties, less the following deductions related to the sale or other disposition:

              (i) discounts, credits, rebates, allowances and adjustments for rejections, recalls or returns;

              (ii) retroactive price reductions imposed by governmental authorities (including, but not limited to, any statutory or contractual discounts or rebates mandated by governmental authorities, such as rebates provided for under 42 U.S.C. (S) 1396);

              (iii) sales, excise, value-added and similar taxes or duties imposed on the sale and included in the invoiced amount;

              (iv) transportation, insurance and other handling expenses directly chargeable to the sale and separately shown on the invoice; and

              (v) [ * ]

          (b) With respect to an Extracellular Product containing a Research Compound and one or more other independently active pharmaceutical ingredients which are not Research Compounds, the gross amount invoiced for a sale or other disposition of such Extracellular Product in a particular country by a party, its Affiliates and its sublicensees to unrelated third parties, less the deductions set forth in (a)(i) through (v) above, shall be multiplied by a fraction: (i) [ * ].

          (c) With respect to an Extracellular Product for [ * ] containing a Research Compound as its sole, independently active pharmaceutical ingredient, which Extracellular Product is sold in Premium Delivery Systems, an amount calculated by multiplying (i) [ * ].

          (d) Any Extracellular Product sold or otherwise disposed of in other than an arm's-length transaction or for other property (e.g., barter) shall be deemed invoiced at its fair market value in the country of sale or disposition.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.28  "Phase III Clinical Trial" means one or a series of pivotal clinical
            ------------------------
trials normally performed, which, if successful, would provide sufficient data to allow the preparation and filing of a Regulatory Filing in a Major Market Country.

     1.29  "Product" means (a) with respect to Abbott, Intracellular Products
            -------
and (b) with respect to ICOS, Excluded Products, Extracellular Products and Intracellular Products.

     1.30  "Regulatory Approval" means approval of a Regulatory Filing to sell a
            -------------------
Product in a country and, to the extent required, governmental marketing approval for the Product in the country.

     1.31  "Regulatory Filing" means an application for medical or scientific
            -----------------
approval to sell an Extracellular Product in a country.

     1.32  "Related Party" means, with respect to a party, any other business
            -------------
entity which directly or indirectly is controlled by the party. The direct or indirect ownership of at least [ * ] of the voting securities of a business entity or of an interest in the assets, profits or earnings of a business entity shall be deemed to constitute control of the business entity. TAP Pharmaceutical Products Inc., a Delaware corporation, shall not be deemed to be a Related Party of Abbott unless and until Abbott directly or indirectly owns greater than [ * ] of the voting securities of TAP Pharmaceutical Products Inc.

     1.33  "Research Compound" means any small molecule (or a refinement of it)
            -----------------
from any class of small molecules identified by either party or its Related Parties (a) prior to or during the Research Term as having or likely to have activity in the Extracellular Field or Intracellular Field, whether or not identified from work performed in the Research Program, (b) in the Research Program as having any heretofore undefined and unanticipated biological activity, whether or not in the Extracellular Field or Intracellular Field, (c) during the Abbott Program Term as having or likely to have activity in the Extracellular Field, whether or not identified from work performed in the Abbott Program, or (d) covered by the claims of any patent applications or patents included in the Link Patent Rights.

     1.34  "Research Program" means the collaborative program the parties
            ----------------
conducted during the Research Term to discover small molecules in the Extracellular Field and Intracellular Field pursuant to Section 2 of the Original Agreement.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.35  "Research Term" means the term of the Research Program from the
            -------------
Effective Date to April 1, 1999.

     1.36  "Royalty Period" means [ * ].
            --------------

     1.37  "Sole Patent Rights" means, with the exclusion of the Joint Patent
            ------------------
Rights (a) the Abbott Product Patent Rights with respect to Abbott and (b) the ICOS Product Patent Rights with respect to ICOS.

     1.38  "United States" means the United States of America and its
            -------------
possessions and territories.

     1.39  "Valid Claim" means a claim of an issued, unexpired patent which has
            -----------
not been (a) held invalid or unenforceable by a final decision of a court or governmental agency of competent jurisdiction, which decision is unappealable or was not appealed within the time allowed therefor, or (b) admitted in writing to be invalid or unenforceable by the holder(s) by reissue, disclaimer or otherwise.

2.   Collaboration

     2.1  Research.  The purpose of the Research Program was to identify and
          --------
optimize as therapeutic agents small molecules in the [ * ]. The purpose of the Abbott Program conducted by Abbott was and is to identify and optimize as therapeutic agents small molecules in the [ * ].

     2.2  Research Records and Reports.
          ----------------------------

          (a) Records.  ICOS and Abbott each shall maintain or cause to be
              -------
maintained records in sufficient detail and in good scientific manner appropriate for patenting purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved by them and their Related Parties in the performance of the Research Program or Abbott Program (including all data in the form required to be maintained pursuant to any applicable laws and regulations). Such records shall include books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with the Research Program or Abbott Program, including any data required to be maintained pursuant to any applicable laws and regulations.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

          (b) Inspection.  ICOS and Abbott each shall have the right, during
              ----------
normal business hours and upon reasonable notice, to inspect and copy any such records of the other party and its Related Parties to the extent reasonably related to this Agreement. Each party shall maintain such records and the information of the other party contained therein in confidence in accordance with Section 7 and shall not use such records or information except to the extent otherwise permitted by this Agreement.

          (c) Research Report.  Abbott shall keep ICOS fully and promptly
              ---------------
informed as to all of its discoveries and technical developments under the Abbott Program. Within [ * ] after the end of the Abbott Program Term, Abbott shall prepare and distribute to ICOS a reasonably detailed written summary report regarding the conduct and results achieved in the Abbott Program.

     2.3  Availability of Employees.  Each party shall make its employees who
          -------------------------
were engaged in the Research Program or Abbott Program, and relevant reports of nonemployee consultants, available upon reasonable notice during normal business hours, at their respective places of employment to consult with the other party on issues arising during or within [ * ] after the end of the Abbott Program Term and in connection with any request from any regulatory agency, including regulatory, scientific, technical and clinical testing issues.

     2.4  Visit of Facilities.  Representatives of ICOS may, upon reasonable
          -------------------
notice during normal business hours, (a) visit the facilities where the Abbott Program is being conducted, (b) consult informally, during such visits and by telephone, with personnel of the other party performing work on the Abbott Program and (c) with Abbott's prior approval, which approval shall not be unreasonably withheld, visit the sites of any experiments being conducted in connection with the Abbott Program, but only to the extent in each case such experiments relate to Research Compounds or Extracellular Products. On such visits, an employee of Abbott shall accompany the employee(s) of ICOS. If requested by ICOS, Abbott shall cause appropriate individuals working on the Abbott Program, to be available for meetings at the location of the facilities where such individuals are employed at times reasonably convenient to the party responding to such request.

3.   Transition - Extracellular Field

     3.1  Abbott Program.  Abbott has been conducting the Abbott Program and
          ---------------
shall continue to conduct the Abbott Program through the end of the Abbott
Program

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Term. Abbott shall continue using reasonably diligent efforts to perform the Abbott Program through the end of the Abbott Program Term in accordance with [ * ] attached hereto.

     3.2  Project Leaders.  ICOS and Abbott each shall appoint a person to
          ----------------
coordinate and be the primary contacts between the parties with respect to the Abbott Program. Each party may replace its project leader at any time after conferring with the other party.

     3.3  Transfer of Information.  In addition to the provisions of Section 2,
          -----------------------
Abbott shall provide ICOS information and materials related to the Research Program or Abbott Program in accordance with the provisions of Exhibit C attached hereto.

     3.4  Restriction on Use/Transfer.  [ * ]
          ---------------------------

4.   Licenses

     4.1  License for Intracellular Products.
          ----------------------------------

          (a) Abbott.  ICOS hereby grants to Abbott a [ * ] license under the
              ------
ICOS Product Know How and ICOS Product Patent Rights to make, have made, use, sell, offer to sell and import [ * ].

          (b) ICOS.  Abbott hereby grants to ICOS a [ * ] license under the
              ----
Abbott Product Know How and Abbott Product Patent Rights to make, have made, use, sell, offer to sell and import Intracellular Products.

     4.2  License for Extracellular Products.  Abbott hereby grants to ICOS a [
          ----------------------------------
* ] license, which license shall be [ * ], under the Abbott Product Know How and Abbott Product Patent Rights to make, have made, use, sell, offer to sell and import [ * ].

     4.3  License for Excluded Products.
          -----------------------------

          (a) Abbott.  ICOS hereby grants to Abbott [ * ] license under the ICOS
              ------
Product Know How and ICOS Product Patent Rights to make, have made, use, sell, offer to sell and import [ * ].

          (b) ICOS.  Abbott hereby grants to ICOS a [ * ] license under the
              ----
Abbott Product Know How and Abbott Product Patent Rights to make, have made, use, sell, offer to sell and import [ * ].

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     4.4  Prohibition.  Except as licensed hereunder and except to the extent a
          -----------
party's rights in the Joint Patent Rights are [ * ] licensed hereunder to the other party, ICOS shall not use, and shall not allow its Affiliates to use, the Abbott Technology for any other purpose, and Abbott shall not use, and shall not allow its Affiliates to use, the ICOS Technology for any other purpose.

     4.5  Sublicensing.  Each of the parties may sublicense (including for
          ------------
copromotion or comarketing) its license rights under Sections 4.1, 4.2 and 4.3; provided, however, that the party granting the sublicense shall notify the other party of the scope of the sublicense and the sublicensee's identity and shall remain responsible for the sublicensee's compliance with the terms of this Agreement.

5.   Commercialization

     The party with the license rights hereunder to Excluded Products, Extracellular Products and Intracellular Products shall have sole discretion as to the selection of Research Compounds to be included therein, the development or non-development of such products, the marketing or non-marketing of such products and the delay or suspension in the development or marketing of such products due to any adverse conditions as determined solely by them relating to the safety, efficacy or commercial feasibility of such products. [ * ]

6.   Royalty [ * ] Payments


     [ * ]

     [ * ]

     [ * ]

     6.4  Books and Records
          -----------------

          (a) Retention and Inspection.  ICOS shall keep, and shall cause its
              ------------------------
Affiliates and sublicensees to keep, accurate books and records in sufficient detail to verify the calculation of Net Sales and royalties and the accuracy of the royalty reports hereunder, such books and records being retained at a principal place of business for at [ * ] after the end of the year to which they pertain. Upon the written request of Abbott and not more than [ * ] in each calendar year, ICOS shall permit an independent certified public accounting firm of nationally recognized standing,


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

selected by Abbott and reasonably acceptable to ICOS, at Abbott's expense, to have access during normal business hours to such of the records as may be reasonably necessary to verify the calculation of Net Sales and royalties and the accuracy of the royalty reports hereunder for any year ending not more than [ * ] prior to the date of such request. The accounting firm shall disclose to Abbott only whether the royalties paid and reports are correct and, if applicable, the specific details concerning any discrepancies. No other information shall be shared unless the dispute resolution proceedings of Section 13 are invoked.

          (b) Results of Audit.  If the accounting firm concludes that
              ----------------
additional royalties were owed during the audited period, ICOS shall have the option to invoke the proceedings of Section 13 or pay the additional royalties within [ * ] of the date Abbott delivers to ICOS such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by Abbott; provided, however, if the audit discloses that the royalties payable by ICOS for the audited period are more than [ * ] of the royalties actually paid for such period, then ICOS shall pay the reasonable fees and expenses charged by the accounting firm.

          (c) Sublicensees.  ICOS shall include in each permitted sublicense
              ------------
granted by it pursuant to this Agreement with respect to Extracellular Products a provision requiring the sublicensee to make reports to ICOS, to keep and maintain books and records and to grant access to such books and records by Abbott's accounting firm to the same extent required of ICOS under this Agreement.

          (d) Confidential Financial Information.  Abbott shall treat all
              ----------------------------------
financial information subject to review under this Section 6.4 or under any sublicense agreement as confidential and shall cause its accounting firm to retain all such financial information in confidence.

     6.5  Value of Collaboration and Know How.  [ * ]
          -----------------------------------

7.   Confidentiality; Publicity; Publications

     7.1  Nondisclosure Obligations.  Except as otherwise provided in this
          -------------------------
Section 7, during the term of this Agreement and for a period of [ * ] thereafter (a) both parties shall maintain in confidence information, data and materials (including reagents and biological materials) resulting from the Research Program, Abbott Program or related to the development of Research Compounds or Products, and (b) both parties shall also maintain in confidence and use only for purposes of this Agreement all information, data and materials (including reagents and biological materials) provided by the other party under this

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Agreement, which if disclosed in writing are marked "Confidential" or if disclosed orally or in physical form (e.g. reagents) are promptly thereafter confirmed in writing to be confidential. The information, data and materials described in (a) and (b) are referred to herein as "Confidential Information."

     The obligation not to disclose or use Confidential Information shall not apply to any part of the Confidential Information that (i) is or becomes patented, published or otherwise part of the public domain other than by acts of the party obligated not to disclose such Confidential Information or its Affiliates or sublicensees in contravention of this Agreement, (ii) is disclosed to the receiving party or its Affiliates or sublicensees by a third party without an obligation of confidentiality, provided such Confidential Information was not obtained by the third party directly or indirectly from the other party or its Affiliates or sublicensees on a confidential basis, (iii) prior to disclosure under this Agreement, was already in the possession of the receiving party or any of its Affiliates or sublicensees as evidenced by written records, provided such Confidential Information was not obtained directly or indirectly from the other party, (iv) is independently developed by the receiving party or its Affiliates or sublicensees as evidenced by written records or (v) is disclosed in a press release approved by both parties under Section 7.3.

     7.2  Permitted Disclosures.  To the extent it is reasonably necessary or
          ---------------------
appropriate to fulfill its obligations or exercise its rights under this Agreement (a) a party may disclose Confidential Information that it is otherwise obligated under this Section 7 not to disclose to its Affiliates, sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis on condition that such persons or entities agree to keep the Confidential Information confidential for the same time periods and to the same extent as such party is required to keep the Confidential Information confidential, (b) a party or its Affiliates or sublicensees may disclose Confidential Information to governmental or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorizations to conduct clinical trials with, and to commercially market, the Product, provided that the disclosing party shall request confidential treatment thereof, (c) a party may disclose Confidential Information as required by applicable law, regulation or judicial process, provided that such party shall give the other party prior written notice thereof and adequate opportunity to object to any such disclosure or to request confidential

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

treatment thereof, and (d) a party may disclose Confidential Information as permitted under Sections 7.4 and 7.5.

     7.3  Publicity.  Unless mutually agreed upon by the parties, neither party
          ---------
shall originate any publicity, news release or other public announcement, written or oral, whether to the public, press, stockholders or otherwise, relating to this Agreement, any amendment hereto or performance hereunder, except as is required by law in the opinion of legal counsel to the originating party (notice of such opinion being promptly given to the other party) or to the extent the substance thereof has been previously reviewed and released by the parties or is in the public domain through no fault of the originating party. Abbott acknowledges and agrees that ICOS may file this Agreement with the Securities and Exchange Commission pursuant to applicable regulations (with appropriate requests for confidential treatment of certain matters after consultation with Abbott).

     7.4  Notice of Publication.  Each party acknowledges the other party's
          ---------------------
interest in publishing certain of its results to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each party also recognizes the mutual interest in obtaining valid patent protection and protecting business interests. Consequently, either party, its employees or consultants wishing to make a publication (including any oral disclosure made without an obligation of confidentiality) relating to work performed by the party as part of the Research Program or Abbott Program (the "Publishing Party") shall transmit to the other party (the "Reviewing Party") a copy of the proposed written publication or an outline of such oral disclosure at least [ * ] prior to submission for publication or oral disclosure. The Reviewing Party shall have the right (a) to propose modifications to the publication for patent, trade secret or commercial reasons and (b) to request a reasonable delay in or avoidance of publication in order to protect patentable information and trade secrets, the disclosure of which would materially affect the interests of the Reviewing Party under this Agreement; provided, however, that with respect to the Extracellular Field, ICOS shall have the absolute right to publish or withhold a publication.

     7.5  Timing of Publication.  If the Reviewing Party requests a delay or
          ---------------------
avoidance pursuant to Section 7.4, the Publishing Party shall delay submission or presentation of the publication for a period of up to [ * ] from the date of receipt by the Reviewing Party to enable modification as provided in Section 7.4 or patent applications protecting each party's rights in such information to be filed in accordance with Section 8. Upon the expiry of [ * ] from transmission to the

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Reviewing Party, the Publishing Party shall be free to proceed with the written publication or presentation unless the Reviewing Party has requested the delay or avoidance described above.

8.   Patent Prosecution

     8.1  Sole Patent Rights.  Each party shall, at its own cost, diligently and
          ------------------
in good faith file, prosecute, issue and maintain its Sole Patent Rights according to its own internal standards using patent counsel and other professional advisors of its own choosing. Each party shall confer with the other party regarding the filing, prosecution, issuance and maintenance of its Sole Patent Rights licensed hereunder and shall provide to the other party copies of any official action or submission with respect to such Sole Patent Rights within [ * ] of receipt or preparation by the party or its patent counsel. Each party shall promptly disclose to the other party the conception or reduction to practice under the Research Program or Abbott Program of any inventions for which Sole Patent Rights may be sought.

     8.2  Joint Patent Rights.  It is the intent of the parties that each party
          -------------------
shall have an [ * ] in all Joint Patent Rights and all inventions for which Joint Patent Rights may be sought, subject to the licenses granted herein. Each party shall promptly disclose to the other party the conception or reduction to practice of inventions for which Joint Patent Rights may be sought. ICOS shall be the party designated to have control of the filing, prosecution, issuance and maintenance of the Link Patent Rights and any other patent applications or patents covering the composition, use or method of making Research Compounds for Extracellular Products (collectively, "Extracellular Patent Rights"). Unless the parties determine otherwise, Abbott shall be the party designated to have control of the filing, prosecution, issuance and maintenance of all other Joint Patent Rights, except the Extracellular Patent Rights. The designated party may retain patent counsel reasonably acceptable to the other party to assist in the filing, prosecution, issuance and maintenance of Joint Patent Rights and shall cause to be provided to the other party the text of any patent applications before filing and consider in good faith and incorporate the reasonable requests of the other party. In all other matters related to the filing, prosecution, issuance and maintenance of Joint Patent Rights, the designated party shall provide to the other party copies of any official action or submission and shall confer with the other party giving due consideration to the reasonable requests of the other party. The costs of filing, prosecuting, issuing and maintaining the Joint Patent Rights shall be borne by the designated party or the party assuming responsibility under Section 8.4.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     8.3  Cooperation.  Each party shall cooperate and assist the other party in
          -----------
connection with its filing, prosecution, issuance and maintenance of Sole Patent Rights and Joint Patent Rights. Each party shall keep the other party informed at regular intervals, or upon request, of the status of all patent applications and patents with respect to its Sole Patent Rights licensed hereunder and with respect to Joint Patent Rights for which it has responsibility. Where appropriate, each party shall sign or cause to have signed all documents relating to the patent applications or patents for the Joint Patent Rights and shall cause such patent applications and patents to be assigned to Abbott and ICOS jointly.

     8.4  Abandonment.  In the event that Abbott or ICOS elect not to file,
          -----------
prosecute, issue or maintain a Sole Patent Right licensed hereunder or a Joint Patent Right, it shall promptly provide adequate notice to the other party and allow the other party, at its expense, the opportunity to proceed with such Sole Patent Right or Joint Patent Right.

     8.5  Patent Term Restoration.  The party that has responsibility under this
          -----------------------
Section 8 for prosecuting a patent that is licensed under this Agreement for making, having made, using or selling an Extracellular Product, Intracellular Product or Excluded Product shall promptly notify the other party of (a) the issuance of a patent in the United States or foreign country, including its issue date and patent number, where extension of the term of the patent is possible under the Drug Price Competition and Patent Term Restoration Act of 1984 or any similar foreign law (the "Patent Term Restoration Act") and (b) any notice it receives under the Patent Term Restoration Act, including notices from persons who have filed in the United States an abbreviated new drug application. The notice to be provided to the other party shall be given within [ * ] after issuance of the patent or receipt of the notice pursuant to the Patent Term Restoration Act, as the case may be. After such notice, the parties shall discuss relevant issues, possible courses of action, any third-party allegations of failure to show due diligence and any extensions of the patent term under the Patent Term Restoration Act.

9.   Patent Enforcement

     Upon learning of the infringement of the Sole Patent Rights to the extent exclusively licensed hereunder or the Joint Patent Rights by a third party, a party shall promptly provide notice to the other party in writing of the fact and shall supply the other party with all evidence possessed by it pertaining to and establishing such infringement. The party whose exclusive license rights hereunder to the Sole Patent

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Rights allegedly are being infringed shall have [ * ] from the date of learning of the infringement or receipt of notice of infringement, or such lesser period of time if a further delay could result in material harm to, or loss of a material right of, the other party, to abate the infringement or to file suit against at least one of the infringers, at its sole expense, following consultation with the other party. The party who has a right to bring an infringement suit shall not be obligated to bring or maintain more than one such suit at any time with respect to claims directed to any one method of manufacture, use or composition of matter.

     If the party who has the right to bring the infringement suit does not bring the suit within the time set forth in the preceding paragraph, the other party shall have the right to take whatever action it deems appropriate in its own name or, if required by law, in the name of the party whose exclusive license rights in the Sole Patent Rights or interest in the Joint Patent Rights are being infringed, to enforce such Sole Patent Rights or Joint Patent Rights. All monies recovered upon the final judgment or settlement of any infringement suit shall, after reimbursement of the expenses of the party bringing such suit, be shared by the parties [ * ]. The parties shall fully cooperate with each other in the planning and execution of any suit to enforce their Sole Patent Rights in the Extracellular Field, Intracellular Field or Excluded Field or Joint Patent Rights.

     The parties shall confer with respect to enforcement of the Joint Patent Rights. In the absence of any other agreement as to the enforcement of the Joint Patent Rights, each party shall have the right to enforce the Joint Patent Rights at its expense and retain any award of damages or expenses, except that the party whose exclusive license rights in the Joint Patent Rights are being infringed shall have [ * ] from the date of learning of the infringement or receipt of notice of infringement (or such lesser period of time if a further delay could result in material harm to, or loss of a material right of, the other party) to abate the infringement or to file suit against at least one of the infringers, at its sole expense following consultation with the other party and the provisions of the second paragraph of this Section 9 shall apply (i.e., right of the other party to subsequently bring an infringement suit, sharing of any final judgment or settlement and cooperation).

     The party bringing the infringement suit shall not settle the suit or otherwise consent to an adverse judgment in such suit in a manner that diminishes the rights or interests of the other party without the other party's consent. The other party shall have the right to participate, at its expense and with counsel of its choosing, in an

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

infringement suit brought by the other party to the extent its Sole Patent Rights, Joint Patent Rights or other proprietary rights are being challenged.

10.  Patent Infringement

     If a party, or to its knowledge any of its Affiliates, sublicensees or customers, shall be sued by a third party for infringement of a patent because of the performance of the Research Program, Abbott Program or the development, manufacture, use or sale of Research Compounds, Extracellular Products, Intracellular Products or Excluded Products, such party shall promptly notify the other party in writing of the institution of such suit. The party sued shall have the right, in its sole discretion, to control the defense of such suit at its own expense, in which event the other party shall cooperate fully in the defense of such suit and furnish to the party sued all evidence and assistance in its control. The party sued shall not settle the suit or otherwise consent to an adverse judgment in such suit in a manner that diminishes the rights or interests of the other party without the other party's consent. The other party shall have the right to participate, at its expense and with counsel of its choosing, in such suit to the extent its Sole Patent Rights or other proprietary rights are being challenged. Any judgments, settlements or damages payable with respect to the suit shall be paid by the party that controls the defense of the suit, subject to any claims against the other party for breach of or indemnification under this Agreement or that are otherwise available at law or in equity. Any third-party royalty payments required to be paid as a result of a judgment or settlement under this Section 10 shall be paid by the party controlling the suit, subject to any claims against the other party for breach of or indemnification under this Agreement or that are otherwise available at law or in equity and subject to offset against royalties for a third-party license as set forth in Section 6.2.

11.  Representation and Warranties

     11.1  Both Parties.  Each party hereby represents and warrants to the other
           ------------
party that as of the date hereof:

          (a) Corporate Existence and Power.  It (i) is a corporation duly
              -----------------------------
organized, validly existing and in good standing under the laws of the state in which it is incorporated, (ii) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted, and (iii) is in compliance with all requirements of applicable law, except to the extent that any

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

noncompliance would not have a material adverse effect on its properties, business, financial or other condition or ability to perform its obligations under this Agreement.

          (b) Authorization and Enforcement of Obligations.  It (i) has the
              --------------------------------------------
corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (ii) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on its behalf and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (c) Consents.  All necessary consents, approvals and authorizations of
              --------
all governmental authorities and other persons required to be obtained in connection with its execution, delivery and performance of this Agreement have been obtained.

          (d) No Conflict.  Notwithstanding anything to the contrary in this
              -----------
Agreement, its execution, delivery and performance of this Agreement (i) will not conflict with or violate any requirement of applicable laws or regulations and (ii) will not conflict with, violate or breach or constitute a default or require any consent under any of its contractual obligations.

          (e) Technology.  It has disclosed to the other party all information
              -----------
required to be disclosed pursuant to Section 2 of the Original Agreement, including but not limited to all classes of Research Compounds identified by it or its Related Parties, all patentable inventions resulting from the Research Program, or resulting from the Abbott Program through the date of this Agreement, for which it would be reasonable to file patent applications.
Exhibit A contains a true and complete list of all patent applications that have been filed by it with respect to any Joint Patent Rights or Sole Patent Rights, which include, as the case may be, Abbott Product Patent Rights or ICOS Product Patent Rights. All the inventors named in the patent applications have assigned, or are under an obligation to assign, to the parties in accordance with this Agreement all of their right, title and interest in and to the inventions claimed in the patent applications. In accordance with Section 8.2 and promptly after execution of this Agreement, the parties shall cause any Joint Patent Rights identified in Exhibit A to be assigned to both parties if they have not been previously assigned.

     11.2  ICOS.
           ----

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

          (a) Third-Party Grants and Agreements.  ICOS has not granted rights
              ---------------------------------
under the ICOS Technology in the [ * ] to any third party. ICOS does not have any agreements with a third party, including the U.S. government, that give the third party, including the U.S. government, any right to acquire, own or possess in the Field any right or interest in any patents or other proprietary rights arising or resulting from its work in the Research Program.

          (b) Infringement/Misappropriation Claims.  ICOS has not received any
              ------------------------------------
notice of a claim of infringement or misappropriation of any alleged rights asserted by any third party in relation to any technology used by it in connection with the Research Program.

          (c) Third-Party Technology.  ICOS is not aware of any patents or other
              ----------------------
proprietary rights of any third party which would materially the exercise of the license rights granted hereunder to Abbott.

     11.3 Abbott.
          ------

          (a) Third-Party Grants and Agreements.  Abbott has not granted rights
              ---------------------------------
under the Abbott Technology in the [ * ] to any third party. Abbott does not have any agreements with a third party, including the U.S. government, that give the third party, including the U.S. government, any right to acquire, own or possess in the [ * ] any right or interest in any patents or other proprietary rights arising or resulting from its work in the Research Program or Abbott Program.

          (b) Infringement/Misappropriation Claims.  Abbott has not received any
              ------------------------------------
notice of a claim of infringement or misappropriation of any alleged rights asserted by any third party in relation to any technology to be used by it in connection with the Research Program or Abbott Program.

          (c) Third-Party Technology.  Abbott is not aware of any patents or
              ----------------------
other proprietary rights of any third party which would materially affect the exercise of the license rights granted hereunder to ICOS.

          (d) Ownership.  Abbott owns or is the licensee in good standing of all
              ---------
intellectual property to be used or used by it in connection with the Abbott Program.

          (e) TAP Pharmaceutical Products.  [ * ]
              ----------------------------

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     11.4  Disclaimer.
           ----------

     EXCEPT AS SET FORTH IN THIS AGREEMENT, ABBOTT MAKES NO OTHER
REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ABBOTT TECHNOLOGY, AND ICOS MAKES NO OTHER REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ICOS TECHNOLOGY, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PATENTABILITY AND NONINFRINGEMENT.

12.  Indemnification; Insurance

     12.1  Direct Indemnity.  Each party shall indemnify and hold the other
           ----------------
party, its Affiliates and sublicensees harmless, and hereby forever releases and discharges the other party, its Affiliates and sublicensees, from and against all claims, demands, liabilities, damages and expenses, including attorneys' fees and costs (collectively, "Liabilities"), related to any claim of a third party (not an Affiliate or sublicensee) arising out of the negligence, recklessness or intentional misconduct of the indemnifying party, its Affiliates or sublicensees in connection with the work performed by such party in the Research Program, Abbott Program or the development, marketing or sale of Research Compounds or Products hereunder; except in each case to the extent such Liabilities resulted from the negligence, recklessness or intentional misconduct of the other party.

     12.2  Other Indemnity.  Each party shall indemnify and hold the other
           ---------------
party, its Affiliates and sublicensees harmless from and against all Liabilities suffered or incurred in connection with third-party claims for personal injuries or any product recall to the extent caused by (a) any failure to test for or provide adequate warnings of adverse side effects to the extent such failure arises out of the negligence, recklessness or intentional misconduct in connection with the indemnifying party's preclinical or clinical testing obligations hereunder, (b) any manufacturing defect in any Product or any other material manufactured by the indemnifying party, its Affiliates or its sublicensees or (c) any other act or omission (without regard to culpable conduct) of the indemnifying party, its Affiliates or its sublicensees in connection with the activities contemplated under this Agreement; except in each case to the extent such Liabilities resulted from the negligence, recklessness or intentional misconduct of the other party.

     12.3  Procedure.  A party that intends to claim indemnification under this
           ---------
Section 12 (the "Indemnitee") shall promptly notify the other party (the "Indemnitor")

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

of any Liability or action in respect of which the Indemnitee or any of its Affiliates or sublicensees intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense hereof with counsel selected by the Indemnitor; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Section 12 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 12, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section
12. The Indemnitee under this Section 12, its employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or Liabilities covered by this indemnification.

     12.4  Insurance.  Abbott shall maintain, through self-insurance or
           ---------
otherwise, product liability insurance with respect to its development, manufacture and sale of Products in such amount as Abbott customarily maintains with respect to its other products. Abbott shall maintain such insurance for so long as it continues to develop, manufacture or sell any Products, and thereafter for so long as Abbott maintains insurance for itself covering such manufacture or sales. The requirement to maintain insurance shall apply mutatis
                                                                         -------
mutandis to ICOS with respect to its development, manufacture and sale of
--------
Products.

13.  Dispute Resolution

     13.1  Good Faith Discussions.  The parties shall attempt to resolve through
           ----------------------
good faith discussions any dispute which arises under this Agreement. Any dispute may, at the election of either party, be referred to the chief executive officers of each party. If they are unable to resolve the dispute, except one having to do with the scope, enforceability, infringement or validity of a patent or trade secret, within [ * ] after delivery of written notice of the dispute from one party to the other, either party may seek to resolve it by initiating an Alternative Dispute Resolution ("ADR") in

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

which the Center for Public Resources ("CPR"), New York, New York, shall select the neutral ("Neutral") as provided herein.

     13.2  Selection of Neutral.  An ADR shall be initiated by a party by
           --------------------
sending written notice thereof to the other party and the CPR, which notice shall state the issues to be resolved. Within [ * ] after receipt of such notice, the other party may, by sending written notice to the initiating party and the CPR, add issues to be resolved. Within [ * ] after the date of the original ADR notice, the CPR shall nominate to the parties at least five (5) qualified nominees for the CPR's Panel of Distinguished Neutrals. The parties shall have five (5) business days after the receipt of such nominations to agree on a Neutral or, failing to agree, to rank-order their preferences with the most preferred being given the lowest number, and mail the rank-order to the CPR.
The CPR shall notify the parties of their selection. If all nominees are unacceptable to a party, the procedure shall be repeated and, if the parties cannot select a Neutral the second time, the CPR shall select the Neutral.

     13.3  Neutral With Special Expertise.  In the event of a dispute between
           ------------------------------
the parties relating to the calculation of any royalties or the amount of other consideration payable under this Agreement (including, without limitation, the results of any audit conducted on behalf of a party pursuant to Section 6.4), then, in addition to the procedure set forth in Section 13.2, the Neutral shall be a partner or full member of an internationally recognized certified public accounting firm which is not an auditing firm for either party and has not provided material services to either party during the last [ * ] period prior to the date of ADR initiation.

     13.4  ADR Hearing.  The Neutral shall hold a hearing to resolve the issues
           -----------
within [ * ] after selection. The location of the hearing shall be mutually agreed upon or, if the parties are unable to agree, at Denver, Colorado. Each party may be represented by counsel. Prior to the hearing, the parties shall be entitled to engage in discovery under procedures of the Federal Rules of Civil Procedure; provided, however, that a party may not submit more than [ * ] written interrogatories or take more than [ * ] depositions. There shall not be, and the Neutral shall not permit, any discovery within thirty (30) days of the hearing. The Neutral shall have sole discretion regarding the admissibility of evidence and conduct of the hearing. At least five (5) business days prior to the hearing, each party shall submit to the other party and the Neutral a copy of all exhibits on which such party intends to rely at the hearing, a pre-hearing brief (up to 20 pages) and a proposed disposition of the dispute (up to 5 pages). The proposed disposition shall be limited to proposed rulings and remedies on each issue, and shall contain no argument on or analysis of the facts or

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

issues; provided, however, that the parties will not present proposed monetary remedies. Within five (5) business days after close of the hearing, each party may submit a post-hearing brief (up to 5 pages) to the Neutral.

     13.5  ADR Ruling; Fees and Expenses.  The Neutral shall render a
           -----------------------------
disposition on the proposed rulings as expeditiously as possible after the hearing, but not later than fifteen (15) business days after the conclusion of the hearing. The Neutral shall rule on each issue and shall adopt in its entirety the proposed ruling of one of the parties on each issue. In the circumstances where the Neutral rules for a party on a claim in the form of a claim for monetary damages, the parties will then submit a proposed remedy within ten (10) days of notice of the ruling. The proposed remedy may be accompanied by a brief in support of the remedy not to exceed five (5) pages. The Neutral will rule on and adopt one of the proposed remedies within ten (10) days of their submission. The Neutral's disposition shall be final and not appealable, except that either party shall have the right to appeal such disposition on the basis it was affected by fraud or bad faith in connection with the ADR proceedings. A judgment on the Neutral's disposition may be entered in any court having jurisdiction over the parties. The reasonable fees and expenses of the Neutral, as well as the standard charges of the CPR for its assistance, shall be borne equally by the parties or as they may otherwise agree.

     13.6  CPR Rules.  Except as otherwise provided in this Section 13, the
           ---------
Rules for Non-Administered Arbitration of Business Disputes of the CPR shall be used in connection with the ADR.

     13.7  Waiver.  A party shall not be prohibited from bringing a claim for
           ------
resolution under this Section 13 on the ground that the claim could have been brought during an earlier proceeding under this Section 13.

14.  Term; Termination

     14.1  Expiration.  Unless terminated earlier by agreement of the parties or
           ----------
pursuant to Section 14.4, this Agreement shall expire on the last to expire of any Royalty Periods (i.e., when neither party has an obligation to pay royalties under this Agreement).

     14.2  Earlier Termination.  Except as provided in this Section 14.2, a
           -------------------
party shall not have the right to terminate this Agreement or the license rights hereunder for

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

breach by the other party, but shall have the right to seek remedies, both equitable and legal, for breach using the procedures of Section 13. If

          (a) the Neutral, in accordance with the procedures set forth in
Section 13 renders a ruling (an "Adverse Ruling") that a party has breached this Agreement by (i) [ * ] (ii) failing to make a royalty payment with respect to [
* ] as and when due;

          (b) the breaching party has failed to comply with the terms of the Adverse Ruling within the time period specified therein for compliance or, if no time period is stated, within [ * ] after the Adverse Ruling; and

          (c) the other party has served notice upon the breaching party to undertake the actions required by the Adverse Ruling and the breaching party has failed, within [ * ] of such notice, to undertake such action, then the other party shall have the right to terminate the breaching party's license rights under Section 4.2 or 4.3 as to all Extracellular Products or Excluded Products, as the case may be, and the other party shall be granted the breaching party's rights thereunder without any obligations under Sections 5 and 6.

     14.3  Effect of Expiration or Termination.  Expiration or termination of
           -----------------------------------
this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. Any accrued obligation and the provisions of Sections 6.4, 7, 12, 13, 14.5 and 16.4 shall survive the expiration or termination of this Agreement. Any license hereunder that has become a fully paid-up license shall survive expiration or termination of this Agreement. In the event of termination of this Agreement or termination of a license right under Section 4.2 or 4.3, a party, its Affiliates and its sublicensees shall have the right over the next [ * ] to sell any inventory of the Extracellular Products or Excluded Products affected by such termination, providing royalties are paid to the other party which would otherwise be payable during the term of this Agreement.

     14.4  Bankruptcy.  Either party shall have the right to terminate this
           ----------
Agreement by delivering [ * ] prior written notice to the other party in the event of the other party's bankruptcy or insolvency, provided that applicable federal bankruptcy laws shall apply.

     14.5  Return of Materials.  Upon termination of this Agreement (or
           -------------------
termination of a license as provided in Section 14.2), each party shall promptly return

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

all forms of the Confidential Information received from the other party (or the Confidential Information pertaining to the terminated license), retaining only one copy of written or electronic Confidential Information for archival purposes. If the parties have not already done so, each party shall promptly return all forms of the Confidential Information pertaining to the licenses in
Section 4.1 of the Original Agreement (but not pertaining to a continuing license in Section 4.1, 4.2 or 4.3 of this Agreement) , retaining only one copy of written or electronic Confidential Information for archival purposes.

15.  Supply of Compounds by Abbott to ICOS

     15.1  Delivery of Compounds.  In accordance with Section 15 of the Original
           ---------------------
Agreement, Abbott has delivered to ICOS [ * ] compounds (the "Supplied Compounds") and related information.

     15.2  Use.  ICOS shall have a [ * ] right to use any Supplied Compounds and
           ---
information provided to it hereunder, in any lawful manner it so chooses (including providing it to others). All results of ICOS's use shall be owned solely by ICOS.

     15.3  Warranty; Disclaimer.  Abbott represents and warrants that the
           --------------------
composition of each Supplied Compound conforms to the composition of such Supplied Compound as maintained at Abbott, that the information related to each Supplied Compound conforms to the information received from the third-party source, that it has the right and authority to transfer the Supplied Compounds and related information to ICOS, that it has no knowledge (without investigation) of any claim of right to, or any patent application or patent covering, any Supplied Compound or the use thereof and that Abbott has provided to ICOS true and complete copies (redacted as to commercial terms) of the third-party agreements related to the procurement of the first [ * ] Supplied Compounds. OTHER THAN AS SPECIFICALLY SET FORTH IN THIS SECTION 15, ABBOTT MAKES NO REPRESENTATIONS OR WARRANTIES RESPECTING ITS PROVISION OF SUPPLIED COMPOUNDS AND RELATED INFORMATION TO ICOS, AND ITS OTHER ACTIVITIES UNDER THIS
SECTION 15, AND SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, RELATING THERETO, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR OR SPECIAL PURPOSE, PATENTABILITY AND NONINFRINGEMENT. IN NO EVENT SHALL ABBOTT SUFFER OR INCUR ANY DAMAGES OR LIABILITIES OF ANY KIND WHATSOEVER IN CONNECTION WITH ICOS'S USE OF SUPPLIED COMPOUNDS AND

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

RELATED INFORMATION, INCLUDING, BUT NOT LIMITED TO, ANY INCIDENTAL, CONSEQUENTIAL OR CONTINGENT DAMAGES, NOR SHALL ABBOTT BE LIABLE TO ICOS FOR ANY OF ITS LOST PROFITS ARISING FROM ABBOTT'S FAILURE TO SUPPLY THE SUPPLIED COMPOUNDS OR ANY OTHER BREACH OF THIS SECTION 15.

     15.4  Hazards; Indemnification.  ICOS has the responsibility to verify any
           ------------------------
hazard, and take all appropriate precautions relating thereto, that may be associated with Supplied Compounds. ICOS shall comply with all applicable laws and regulations in its ownership, use, storage and handling of Supplied Compounds, and Abbott shall comply with all applicable laws and regulations in its handling and preparation for shipment of the Supplied Compounds. To the extent it warns its own staff, Abbott shall warn ICOS of any known risks in handling or storing any Supplied Compound. ICOS shall indemnify Abbott, Abbott's Affiliates, and their respective officers, employees and agents from and against any and all losses, damages and expenses (including attorneys' fees) that such parties may sustain or incur as a result of any claim, suit or other action that may be brought in connection with ICOS's use of the Supplied Compounds or by reason of ICOS's failure to comply with the terms and conditions in this Section 15. The procedure and insurance provisions set forth in Sections 12.3 and 12.4 shall likewise cover ICOS's indemnity obligations under this Section 15.

     15.5.  Confidentiality; Publications.  The provisions of Section 7 shall
            -----------------------------
not apply to the Supplied Compounds and related information, except that ICOS shall not publicize the names of the third-party sources as being the source generally of the Supplied Compounds provided or to be provided hereunder, but ICOS may disclose to interested third parties the source of particular Supplied Compounds.

16.  Miscellaneous

     16.1  Force Majeure.  Neither party shall be held liable or responsible to
           -------------
the other party, nor be deemed to have breached this Agreement, for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, but not limited to, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     16.2  Assignment.  This Agreement may not be assigned or otherwise
           ----------
transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred by either party without the consent of the other party; provided, however, that either ICOS or Abbott may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its assets, its merger or consolidation or any similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

     16.3  Severability.  Each party intends not to violate any public policy,
           ------------
statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable by a court or other governmental authority of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, which shall remain in full force and effect. The holding of a term or provision to be invalid, illegal or unenforceable in a jurisdiction shall not have any effect on the application of the term or provision in any other jurisdiction.

     16.4  Interest.  Any past due payments under this Agreement shall accrue
           --------
interest [ * ].

     16.5  Review of Agreement.  This Agreement has been submitted to the
           -------------------
scrutiny of both parties and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its being drafted, in whole or in part, by or for one of the parties.

     16.6  Notices.  Any consent or notice required or permitted to be given or
           -------
made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first-class mail U.S. or courier), first-class mail U.S. or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.


     If to ICOS:   ICOS Corporation
                   22021 20th Avenue S.E.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                   Bothell, WA 98021
                   Attention: President
                   Fax:  206/485-1911

     If to Abbott: Abbott Laboratories
                   200 Abbott Park Road
                   Abbott Park, IL 60064
                   Attention: President Pharmaceutical
                   Products Division
                   Fax:  708/938-5383

     Copy to:      Abbott Laboratories
                   100 Abbott Park Road
                   Abbott Park, IL 60064
                   Attention:  General Counsel
                   Fax:  708/938-6277

     16.7  Applicable Law.  This Agreement shall be governed by and construed in
           --------------
accordance with the laws of the State of Illinois, except as set forth in the immediately following sentence, and shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The status of information claimed as a trade secret shall be governed by the law of the jurisdiction in which the party claiming the information as a trade secret has its principal place of business.

     16.8  Entire Agreement.  This Agreement contains the entire understanding
           ----------------
of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

     16.9  Headings.  The captions to the Sections hereof are not a part of this
           --------
Agreement, but are merely guides or labels to assist in locating and reading the Sections hereof.

     16.10  Independent Contractors.  It is expressly understood and agreed that
            -----------------------
ICOS and Abbott are and shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Neither ICOS nor Abbott shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the party to do so.

     16.11  U.S. Export Laws and Regulations.  Each party represents and
            --------------------------------
warrants to the other that it does not intend to, nor will it, export from the United States or reexport from any foreign country, or permit a third party to export or reexport, technology or technical information of the other party to a country where such export or reexport would be in violation of U.S. Export Administration Regulations.

     16.12  Waiver.  The waiver by either party hereto of any right hereunder or
            ------
of a failure to perform or breach by the other party shall not be deemed a waiver of any other right hereunder or of any other failure or breach whether of a similar nature or otherwise.

     16.13  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              ICOS Corporation



                              By: /s/ W. Michael Gallatin
                                  --------------------------------------


                              Its: Vice President & Scientific Director
                                   -------------------------------------



                              Abbott Laboratories



                              By: /s/ Arthur J. Higgins
                                  --------------------------------------


                              Its: /s/ President Pharmaceutical Division
                                   -------------------------------------


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                   EXHIBIT A

                             PRODUCT PATENT RIGHTS

     The following is a list of all U.S. patent applications presently filed that would constitute either Joint Patent Rights or Sole Patent Rights. There are no currently issued patents that would constitute either Joint Patent Rights or Sole Patent Rights.

                                       Filing
    U.S. Patent Application No.      Date-U.S.      Title
    ---------------------------      ---------      -----

Joint Patent Rights
-------------------
1.  Intracellular Products
    ----------------------
[ * ]
2.  Extracellular Products
    ----------------------
    [ * ]
Sole Patent Rights
------------------
[ * ]

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                   EXHIBIT B

                           ABBOTT PROGRAM ACTIVITIES

     [ * ]

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                   EXHIBIT C

                TRANSFER OF INFORMATION AND MATERIALS BY ABBOTT

     [ * ]


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.